Exhibit 3.26(a)
State of Tennessee For Office Use Only Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CHARTER (For-Profit Corporation) The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation. 1. The name of the corporation is: Surgis of Sonoma, Inc. [NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., Inc., or co.] 2. The number of shares of stock the corporation is authorized to issue is: 1,000 3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is: George P. McGinn, Jr. (Name) 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State/Zip Code) Davidson (County) 4. List the name and complete address of each incorporator: George P. McGinn, Jr., 30 Burton Hills Blvd, Suite 450, Nashville, TN 37215 (Name ) (Include: Street Address, City, State and Zip Code) (Name) (Street Address, City, State and Zip Code) (Name ) (Street Address, City, State and Zip Code) 5. The complete address of the corporation's principal office is: 30 Burton Hills Blvd., Suite 450, Nashville, TN 37215 (Street Address) (City) (State/County/Zip Code) 6. The corporation is for profit. 7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are: Date N/A, , Time (Not to exceed 90 days.) 8. Other provisions: January 20, 2004 Signature Date Incorporator's Signature George P. McGinn, Jr. Incorporator's Name (typed or printed) SS-4417 (Rev. 2/02) Filling Fee: $100 RDA 1678